Exhibit 4.1(d)

CONSENT AND RELEASE

CONSENT AND RELEASE, dated as of April 17, 2006 (this “Consent”), by and between AMC Entertainment Inc., a Delaware corporation (the “Company”), and Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the Administrative Agent are parties to that certain Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented, the “Credit Agreement”), among the Company, Grupo Cinemex, S.A. de C.V., a corporation organized under the laws of Mexico, Cadena Mexicana de Exhibition, S.A. de C.V., a corporation organized under the laws of Mexico, the Lenders and Issuers party thereto, the Administrative Agent and Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, as Mexican Facility Agent; and

WHEREAS, the Company has requested that the Lenders and the Administrative Agent consent to the release of Magic Johnson Theatres Limited Partnership (“Magic Johnson Theatres”) from its obligations as a Guarantor under the Guaranty and as a Grantor under and as defined in the Pledge and Security Agreement;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.             Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.             Release. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein:

(a)           Magic Johnson Theatres shall be released as a Guarantor under the Guaranty and shall have no further obligations and liabilities thereunder;

(b)           Magic Johnson Theatres shall be released as a Grantor under the Pledge and Security Agreement and shall have no further obligations and liabilities thereunder; and

(c)           Magic Johnson Theatres shall cease to be a Loan Party under the Loan Documents.

3.             Conditions to Effectiveness of this Consent. This Consent shall become effective as of the date the following conditions precedent have been satisfied (the “Effective Date”):

(a)           the Administrative Agent shall have received (i) this Consent, duly executed and delivered by the Company, (ii) the Affirmation of Guarantors, in the form attached hereto as Annex A, duly executed and delivered by each of the Guarantors (other than Magic Johnson Theatres), and (iii) Lender Consents, in the form attached hereto as Annex B (the “Lender Consents”), duly executed by the Lenders constituting the Requisite Lenders;

(b)           the Administrative Agent shall have received an officer’s certificate from the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that Magic Johnson Theatres is not a material Guarantor, (ii) that after giving effect to this Consent, Magic Johnson Theatres has not guaranteed the Indebtedness of any Loan Party and (iii) as to the matters specified in clauses (d) and (e) below;

(c)           the Administrative Agent shall have received all fees and accrued expenses of the Administrative Agent required to be paid by the Company, including without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent;

(d)           each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(e)           no Default or Event of Default shall have occurred and be continuing on the date hereof.

4.             Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the date hereof, that:

(a)           (i) The Company has taken all necessary action to authorize the execution, delivery and performance of this Consent, (ii) this Consent has been duly executed and delivered by the Company and (iii) this Consent is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)           Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

(c)           No Default or Event of Default has occurred and is continuing as of the date hereof.

5.             Continuing Effect. Except as expressly set forth in this Consent, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and the Company and the other Loan Parties shall continue to be bound by all of such terms and provisions. This Consent is limited as specified herein and shall not constitute an amendment or waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the other Loan Documents for any other date or purpose.

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6.             Expenses. The Company agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Consent, and all other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent.

7.             Choice of Law. This Consent and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

8.             Counterparts. This Consent may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Consent.

9.             Integration. This Consent, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.           Severability. In case any provision in this Consent shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Consent and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.           Loan Document. This Consent is a Loan Document.

12.           Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS CONSENT AND ANY OTHER LOAN DOCUMENT.

13.           Termination of Security Interest. The Administrative Agent, on the behalf of the Secured Parties, agrees, at the cost of the Company and upon the effectiveness hereof, to execute and deliver to the Company such documents, including UCC-3 termination statements, reasonably necessary to evidence the termination of the security interests granted by Magic Johnson Theatres under the Pledge and Security Agreement in favor of the Secured Parties.

14.           Indentures. The Company agrees to provide to the Administrative Agent documentation reasonably satisfactory to the Administrative Agent, and to take such further actions reasonably requested by the Administrative Agent, to evidence the release of Magic Johnson Theatres as a guarantor under the Indentures.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have entered into this Consent as of the date first above written.

AMC ENTERTAINMENT INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

[SIGNATURE PAGE TO CONSENT AND RELEASE]

CITICORP NORTH AMERICA, INC., as
Administrative Agent

By:	/s/ Rob Ziemer
Name: Rob Ziemer
Title: Vice President

[SIGNATURE PAGE TO CONSENT AND RELEASE]

ANNEX A

AFFIRMATION OF GUARANTORS

Each Guarantor hereby consents to the Consent and Release (the “Consent”) to which this Affirmation of Guarantors is attached and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the Loan Documents (as amended and otherwise expressly modified by the Consent) to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

Consented to and agreed as of the date of the Consent:

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

DOWNTOWN BOSTON CINEMAS, LLC

LOEWS NORTH VERSAILLES CINEMAS, LLC

LOEWS PLAINVILLE CINEMAS, LLC

METHUEN CINEMAS, LLC

OHIO CINEMAS, LLC

RICHMOND MALL CINEMAS, LLC

SPRINGFIELD CINEMAS, LLC

WATERFRONT CINEMAS, LLC

By: Plitt Theatres, Inc., the Sole Member

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

GATEWAY CINEMAS, LLC

LEWISVILLE CINEMAS, LLC

LOEWS GARDEN STATE CINEMAS, LLC

By: RKO Century Warner Theatres, Inc., the Sole Member

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

LOEWS CINEPLEX U.S. CALLCO, LLC

By: Loews Cineplex Theatres, Inc., the Sole Member

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

LOEKS-STAR PARTNERS

By: Star Theatres of Michigan, Inc., a General Partner

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President & CFO

SCHEDULE I

AMC CARD PROCESSING SERVICES, INC.

AMC ENTERTAINMENT INTERNATIONAL, INC.

AMC REALTY, INC.

AMERICAN MULTI -CINEMA, INC.

CENTERTAINMENT, INC.

CLUB CINEMA OF MAZZA, INC.

GCT PACIFIC BEVERAGE SERVICES, INC.

NATIONAL CINEMA NETWORK, INC.

PREMIUM CINEMA OF YORKTOWN, INC.

PREMIUM THEATER OF FRAMINGHAM, INC.

PREMIUM THEATRE OF MAYFAIR, INC.

BRICK PLAZA CINEMAS, INC.

CRESCENT ADVERTISING CORPORATION

ETON AMUSEMENT CORPORATION

FALL RIVER CINEMA, INC.

FARMERS CINEMAS, INC.

FORTY-SECOND STREET CINEMAS, INC.

FOUNTAIN CINEMAS, INC.

JERSEY GARDEN CINEMAS, INC.

KIPS BAY CINEMAS, INC.

LANCE THEATRE CORPORATION

LCE ACQUISITIONSUB, INC.

LCE MEXICAN HOLDINGS, INC.

LIBERTY TREE CINEMA CORP.

LOEKS ACQUISITION CORP.

LOEWS AKRON CINEMAS, INC.

LOEWS ARLINGTON CINEMAS, INC.

LOEWS ARLINGTON WEST CINEMAS, INC.

LOEWS BALTIMORE CINEMAS, INC.

LOEWS BEREA CINEMAS, INC.

LOEWS BRISTOL CINEMAS, INC.

LOEW’S CALIFORNIA THEATRES, INC.

LOEWS CENTERPARK CINEMAS, INC.

LOEWS CENTURY MALL CINEMAS, INC.

LOEWS CHERI CINEMAS, INC.

LOEWS CHERRY TREE MALL CINEMAS, INC.

LOEWS CHICAGO CINEMAS, INC.

LOEWS CINEPLEX ENTERTAINMENT GIFT CARD CORPORATION

LOEWS CINEPLEX INTERNATIONAL HOLDINGS, INC.

LOEWS CINEPLEX THEATRES HOLDCO, INC.

LOEWS CITYWALK THEATRE CORPORATION

LOEWS CONNECTICUT CINEMAS, INC.

LOEWS DEAUVILLE NORTH CINEMAS, INC.

LOEWS EAST HANOVER CINEMAS, INC.

LOEWS FORT WORTH CINEMAS, INC.

LOEWS FREEHOLD MALL CINEMAS, INC.

LOEWS FRESH POND CINEMAS, INC.

LOEWS GREENWOOD CINEMAS, INC.

LOEWS HOUSTON CINEMAS, INC.

LOEWS LAFAYETTE CINEMAS, INC.

LOEWS LINCOLN PLAZA CINEMAS, INC.

LOEWS MEADOWLAND CINEMAS 8, INC.

LOEWS MEADOWLAND CINEMAS, INC.

LOEWS MERRILLVILLE CINEMAS, INC.

LOEWS MONTGOMERY CINEMAS, INC.

LOEWS MOUNTAINSIDE CINEMAS, INC.

LOEWS NEW JERSEY CINEMAS, INC.

LOEWS NEWARK CINEMAS, INC.

LOEWS PENTAGON CITY CINEMAS, INC.

LOEWS RICHMOND MALL CINEMAS, INC.

LOEWS RIDGEFIELD PARK CINEMAS, INC.

LOEWS THEATRE MANAGEMENT CORP.

LOEWS THEATRES CLEARING CORP.

LOEWS TOMS RIVER CINEMAS, INC.

LOEWS USA CINEMAS INC.

LOEWS VESTAL CINEMAS, INC.

LOEWS WASHINGTON CINEMAS, INC.

LOEWS WEST LONG BRANCH CINEMAS, INC.

LOEWS-HARTZ MUSIC MAKERS THEATRES, INC.

LTM TURKISH HOLDINGS, INC.

MID-STATES THEATRES, INC.

MUSIC MAKERS THEATRES, INC.

NEW BRUNSWICK CINEMAS, INC.

NICKELODEON BOSTON, INC.

PARKCHESTER AMUSEMENT CORPORATION

PARSIPPANY THEATRE CORP.

PLITT SOUTHERN THEATRES, INC.

PLITT THEATRES, INC.

RED BANK THEATRE CORPORATION

RKO CENTURY WARNER THEATRES, INC.

S & J THEATRES INC.

SACK THEATRES, INC.

SOUTH HOLLAND CINEMAS, INC.

STAR THEATRES OF MICHIGAN, INC.

STAR THEATRES, INC.

STROUD MALL CINEMAS, INC.

TALENT BOOKING AGENCY, INC.

THE WALTER READE ORGANIZATION, INC.

THEATRE HOLDINGS, INC.

U.S.A. CINEMAS, INC.

WEBSTER CHICAGO CINEMAS, INC.

WHITE MARSH CINEMAS, INC.

ANNEX B

LENDER CONSENT

Reference is made to the Credit Agreement, dated as of January 26, 2006 (as amended, restated, modified or otherwise supplemented, the “Credit Agreement”), among AMC Entertainment Inc., a Delaware corporation (the “Company”), Grupo Cinemex, S.A. de C.V., a corporation organized under the laws of Mexico, Cadena Mexicana de Exhibicion, S.A. de C.V., a corporation organized under the laws of Mexico, the Lenders and Issuers party thereto, Citicorp North America, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), and Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, as Mexican Facility Agent. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

The Company has requested that the Lenders consent to the release of Magic Johnson Theatres Limited Partnership from its obligations as a Guarantor under the Guaranty and a Grantor under and as defined in the Pledge and Security Agreement (the “Release”) on the terms described in the Consent and Release (the “Consent”) to which this Lender Consent is attached.

Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the Release and authorizes the Administrative Agent to execute the Consent on its behalf.

Consented to and agreed as of
the date of the Consent:

[NAME OF LENDER]

By:
Name:
Title: